UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

PIEDMONT MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34075 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214
Reno, NV 89511
(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

(a)           On March 4, 2011, Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”) entered into a Reorganization and Share Exchange Agreement (the “Share Exchange Agreement”) with Financial Resolutions of America Corporation, a California corporation which operates a judgment recovery business using its proprietary servicing platform (“FRAC”) and all of FRAC’s shareholders, as such individuals are listed on the signatory page to the Share Exchange Agreement (“FRAC Shareholders”), pursuant to which it is contemplated that, subject to certain conditions being satisfied or waived, the FRAC Shareholders will exchange all of the common stock of FRAC owned by them, representing all of the issued and outstanding shares of common stock of FRAC, for shares of Series C Preferred Stock of the Company (the “Exchange”).  Upon consummation of the proposed Exchange, it is contemplated that FRAC shareholders will hold shares in the Company and FRAC will become a wholly owned subsidiary of the Company.

In addition to customary closing conditions being satisfied or waived, the consummation of the Exchange is conditioned upon, among other things: (a) completion of due diligence to the satisfaction of the parties; (b) the successful completion of a private placement of a minimum of 2,000,000 and a maximum of 10,000,000 shares of the Company’s Series B Preferred Stock at a purchase price of $1.00 per share (the “Series B Offering”) with the proceeds to be used primarily as working capital to facilitate the strategic growth and operations of FRAC after the Exchange; (c) letters of resignation from current executive officers of the Company and the appointment of current officers of FRAC as officers of the Company effective as of the closing of the Exchange (the “Closing”); (d) the  resignations of current directors of the Company, with the exception of Mr. Robert Shields, to be effective as of the Closing, and the appointment of Mr. Michael Leseney as director of the Company, effective as of the Closing; (e) the resignation of Mr. Robert Shields as a director of the Company and appointments of  Mr. Jon LaVine, Mr. Mark McDougal, Mr. Ronald G. Crane, and Ms. Tessie Saich as directors of the Company to be effective on the tenth day following the mailing by the Company of an information statement to the Company’s stockholders that complies with the requirements of Section 14(f) of the Exchange Act of 1934, as amended (the “Exchange Act”); (f) the satisfaction and assumption of all liabilities of the Company; and (g) a spin-off of the Company’s current exploration and mining business.

The Share Exchange Agreement also contemplates that as soon as practicable following the Exchange, the Company will take certain corporate actions to effectuate or cause to be effectuated an (i) increase in authorized common stock, (ii) a redomicile from North Carolina to Delaware, (iii) a change in the corporation’s name to “Financial Resolutions of America Corporation,” and (iv) a reverse stock split of the outstanding Common Stock (“Reverse Stock Split”).  Following the Exchange and Reverse Stock Split, it is contemplated that the Company will have no more than 20,000,000 shares of common stock outstanding, of which FRAC Shareholders will hold 9,000,000 shares, existing shareholders of the Company will hold 1,000,000 shares, and subscribers to the Series B Offering will hold the remaining shares following the conversion of the Series B Preferred Shares into the Company’s Common Stock. It is contemplated that on the effective date of the Reverse Stock Split, each share of Series B Preferred Stock will automatically convert into shares of the Company’s post-Reverse Split Common Stock at the rate of one post-Reverse Stock Split share for each share of Series B Preferred Stock.  It is further contemplated that on the effective date of the Reverse Stock Split, all voting rights of the Series A Preferred Stock shall cease.  It is anticipated that the Company will subsequently redeem and retire the outstanding shares of Series A Preferred Stock.

In the event the Company is unable to raise $10,000,000 in the Series B Offering on or before March 31, 2011: (A) with the consent of FRAC, the Company may extend the date to April 30, 2011; (B) FRAC will have the right, in its sole discretion and upon written notice to the Company, to  terminate the Share Exchange Agreement, whereupon the Company will be obligated to cancel the Series B Offering and cause the return of all funds then held in escrow and cause the return of the Series A Shares to the Company  in exchange for its cancellation of all amounts due pursuant to the promissory note; or (C) so long as at least a minimum of $2,000,000 has been raised, FRAC will have a right to proceed with the  Exchange and the Company will close the Series B Offering with the amount of funds then raised.  If such date is extended to April 30, 2011, then at any time prior to such date FRAC will have the right, in its sole discretion, to terminate the Share Exchange Agreement whereupon the Company will cancel the Series B Offering. Notwithstanding the foregoing, the Share Exchange Agreement may be terminated by mutual consent or by either party if the Closing has not occurred on or before May 30, 2011.

(b)           Concurrently with the Share Exchange Agreement and as contemplated therein, on March 4, 2011, the Company entered into a Series A Preferred Stock Purchase Agreement with FRAC (the “Series A Purchase Agreement”), pursuant to which FRAC purchased an aggregate of 200,000 shares of Company’s Series A Preferred Stock, which in the aggregate represent voting rights equal to approximately 70% of the Company’s total voting power, for an aggregate purchase price of $479,290, which was paid in the form of a promissory note with the indebtedness represented by such note to be due and payable in full at the contemplated Closing (the “Note”). In the event the Share Exchange Agreement is terminated, FRAC will return the shares of Series A Preferred Stock in exchange for cancellation of the promissory note issued in connection with the purchase of such shares.

The foregoing descriptions of the Share Exchange Agreement, the Series A Purchase Agreement and the Note are qualified in their entirety by reference to the respective agreements which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Form 8-K, in connection with the Series A Purchase Agreement, on March 4, 2011, the  Company sold 200,000 shares of the Company’s Series A Preferred Stock to FRAC in exchange for a promissory note in the amount of  $479,290.

The shares of Series A Preferred Stock were issued by the Company in a transaction not involving a public offering as defined under the Securities Act of 1933, as amended (the “Act”).  Accordingly, the Shares are issued in reliance upon exemptions from registration under the Act, including without limitation, Section 4(2) therein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

As disclosed under Items 1.01 and  3.02  of this Form 8-K, in connection with the Share Exchange Agreement and as a result of the sale of the Series A Preferred Stock of the Company, FRAC acquired voting control of the Company on March 4, 2011.  Pursuant to the terms of the Series A Purchase Agreement, FRAC acquired voting control of the Company by purchasing 200,000 shares of the Company’s Series A Preferred Stock, which in the aggregate represent voting rights that constitute approximately 70% of the voting power of the Company.  FRAC paid an aggregate of $479,290, in the form of a promissory note, to the Company as consideration for the shares of Series A Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Designation of Series A Preferred Stock

On March 4, 2011, the Company filed Articles of Amendment with the North Carolina Secretary of State’s Office amending the Company’s Articles of Incorporation to designate 200,000 shares of the Company’s authorized Preferred Stock as Series A Preferred Stock. Shares of Series A Preferred Stock have been designated with the following rights, privileges, and preferences:  Each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes, and the right to vote, together as a single class with holders of all common stock and preferred stock then outstanding, on any question or matter upon which holders of the Company’s common stock are entitled to vote.  Shares of Series A Preferred Stock shall not entitle the holders thereof to any dividends or liquidation preferences and such shares shall not be convertible into any other security of the Company.  The designation of the Series A Preferred Stock was approved at a meeting of the Company’s Board of Directors held on March 1, 2011.

(b)           Designation of Series B Preferred Stock.

On March 4, 2011, the Company filed Articles of Amendment with the North Carolina Secretary of State’s Office amending the Company’s Articles of Incorporation to designate 10,000,000 shares of the Company’s authorized Preferred Stock as Series B Preferred Stock.  Shares of Series B Preferred Stock have been designated with the following rights, privileges, and preferences:  Each share of Series B Preferred Stock shall automatically convert into shares of the Company’s post-Reverse Split Common Stock at a rate of one post-Reverse Split share of the Company’s Common Stock for each one share of Series B Preferred Stock.  Shares of Series B Preferred Stock shall not entitle the holders thereof to any dividends or liquidation preferences.  The designation of the Series B Preferred Stock was approved at a meeting of the Company’s Board of Directors held on March 1, 2011.

The foregoing descriptions of the Series A Preferred Stock and the Series B Preferred Stock is qualified in their entirety by reference to the respective Articles of Amendment attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

SECTION 8 – OTHER INFORMATION

Item 8.01 Other Events.

Pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), on March 10, 2011, the Company disclosed in a press release that it is conducting an offering to sell a minimum of 2,000,000 and up to 10,000,000 shares of the Series B Preferred Stock at $1.00 per share (“Series B Offering”).  The press release disclosed that the shares of Series B Preferred Stock are not and  will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the press release is qualified in its entirety by reference to the  press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
3.1	Articles of Amendment of Piedmont Mining Company, Inc. designating Series A Preferred Stock, filed March 1, 2011
3.2	Articles of Amendment of Piedmont Mining Company, Inc. designating Series B Preferred Stock, filed March 1, 2011
10.1	Reorganization and Share Exchange Agreement dated March 4, 2011
10.2	Series A Preferred Stock Purchase Agreement dated March 4, 2011
10.3	Financial Resolutions of America Corporation Promissory Note dated March 4, 2011
99.1	Press Release dated March 10, 2011, providing notice pursuant to Rule 135c

The information set forth under Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated:  March 10, 2011                                                        By:  /s/ Robert M. Shields, Jr.
Robert M. Shields, Jr.
President and CEO